As filed with the Securities and Exchange Commission on August 25, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ADVANCE AUTO PARTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-2049910
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4200 Six Forks Road, Raleigh, North Carolina 27609

(540) 362-4911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tammy M. Finley

Advance Auto Parts, Inc.

4200 Six Forks Road

Raleigh, North Carolina 27609

(540) 362-4911

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

John Beckman

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, DC 20002

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period of complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact name of additional registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Advance Stores Company, Incorporated	Virginia	54-0118110

(1)	The address, including zip code, of Advance Stores Company, Incorporated is 5008 Airport Road, Roanoke, Virginia 24012, and the phone number, including area code, is (540) 362-4911.

PROSPECTUS

ADVANCE AUTO PARTS, INC.

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Units

Advance Auto Parts, Inc. may offer and sell debt securities, common stock, preferred stock, depositary shares, warrants or stock purchase contracts, as well as units that include any of these securities from time to time in amounts, at prices and on terms that we will determine at the time of one or more offerings. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities or debt or equity securities of one or more other entities. Advance Stores Company, Incorporated may guarantee the payment of principal of, and premium, if any, and interest on debt securities issued by Advance Auto Parts, Inc. to the extent and on the terms described herein and in the applicable prospectus supplement to this prospectus. We refer to our debt securities and any related guarantees, common stock, preferred stock, depositary shares, warrants or stock purchase contracts, as well as units, collectively, as the “securities”. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you purchase any of our securities.

We may offer and sell the securities directly or through agents we select, or through underwriters or dealers we select, or through a combination of these methods, on a continuous or delayed basis, or to holders of other securities in exchanges in connection with acquisitions. The securities also may be resold by security holders. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from such sales will be set forth in the applicable prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2023.

Unless the context otherwise requires, “Advance,” “we,” “us,” “our” and similar terms refer to Advance Auto Parts, Inc., its subsidiaries and their respective operations on a consolidated basis.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. By using this shelf registration statement, we may, from time to time, offer and sell any or all of the securities described in the registration statement in one or more offerings. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find More Information.”

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “should,” “strategy,” “will,” or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about our strategic initiatives, operational plans and objectives, expectations for economic conditions and future business and financial performance, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect our views based on historical results, information currently available as of the date of this prospectus and assumptions related to future developments. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, factors related to the company’s leadership transition, abilities to hire, train and retain qualified employees, the timing and implementation of strategic initiatives, our ability to complete store openings, deterioration of general macroeconomic conditions, the highly competitive nature of our industry, demand for our products and services, complexities in our inventory and supply chain and challenges with transforming and growing our business. Except as may be required by law, we undertake no obligation to update any forward-looking statements made in this prospectus, including the documents incorporated by reference herein. Please refer to “Risk Factors” for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.

OUR COMPANY

We are a leading automotive aftermarket parts provider in North America, serving both professional installers and “do-it-yourself” customers. Our stores and branches offer a broad selection of brand names, original equipment manufacturer and owned brand automotive replacement parts, accessories, batteries and maintenance items for domestic and imported cars, vans, sport utility vehicles and light and heavy duty trucks. As of July 15, 2023, we operated a total of 4,790 stores and 319 branches primarily within the United States, with additional locations in Canada, Puerto Rico and the U.S. Virgin Islands. In addition, as of July 15, 2023, we served 1,307 independently owned Carquest branded stores across the same geographic locations served by our stores and branches in addition to Mexico and various Caribbean islands. Our stores operate primarily under the trade names “Advance Auto Parts” and “Carquest” and our branches operate under the “Worldpac” and “Autopart International” trade names.

Our principal executive offices are located at 4200 Six Forks Road, Raleigh, North Carolina 27609. Our telephone number is (540) 362-4911 and our website is www.AdvanceAutoParts.com. The information posted on our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated into, and is not part of, this prospectus, and any such information should not be relied upon in connection with any investment decision to purchase any securities.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the information in Part 1, Item 1A, “Risk Factors,” in our most recent annual report on Form 10-K and any risk factors that we may describe in our quarterly reports on Form 10-Q or current reports on Form 8-K filed subsequently to the annual report on Form 10-K, which risk factors are incorporated by reference in this prospectus, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement and/or free writing prospectus or in any document incorporated herein or therein by reference and the other information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and/or free writing prospectus, before making a decision to invest in our securities. The risks and uncertainties described in our SEC filings are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities that may be offered hereby for general corporate purposes, which may include the repayment or refinancing of borrowings and other indebtedness, capital expenditures, acquisitions, dividends, stock repurchases, working capital, or any other corporate purpose. Until we apply the net proceeds for specific purposes, we may invest the proceeds in cash equivalents or short-term investments. We will not receive the net proceeds of any sales by selling security holders. Additional information on the use of net proceeds from the sale of any securities offered hereby will be set forth in any prospectus supplement relating to such offering.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may offer under this prospectus will constitute either our senior or subordinated debt.

Any senior debt securities will be issued pursuant to a senior debt indenture, dated as of April 29, 2010, as amended and supplemented from time to time, among us, each of the subsidiary guarantors from time to time party thereto (as used in this section only, the “guarantors”) and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (as used in this section only, the “senior indenture”). Our senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt and senior in right of payment to any of our subordinated debt. Our senior debt securities will be effectively subordinated to all of our secured debt and to all debt, including trade debt, of our subsidiaries, except as to subsidiaries that guarantee the debt.

Any subordinated debt securities will be issued pursuant to one or more separate subordinated indentures that will be entered into among us, any applicable guarantors and a designated trustee. Our subordinated debt securities will rank junior in right of payment to all of our senior indebtedness, which includes all notes or other evidences of debt not expressed to be subordinate or junior in right of payment to any of our other debt. Our subordinated debt securities will be structurally subordinated to all debt, including trade debt, of our subsidiaries, except as to subsidiaries that guarantee the debt. The applicable subordinated indenture may provide that no cash payment of principal, interest and any premium on our subordinated debt securities may be made, and no subordinated debt securities may be redeemed or retired, (i) if we fail to pay when due any amounts on any senior indebtedness; (ii) if our property is, or we are, involved in any voluntary or involuntary liquidation or bankruptcy; and (iii) in other instances specified in the applicable subordinated indenture.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

As used in this section only, “Advance,” “we,” “our” or “us” refer to Advance Auto Parts, Inc., excluding our subsidiaries and their respective operations, unless expressly stated or the context otherwise requires.

Subordinated Debt Securities

The material terms of any subordinated indenture, which will govern the rights of the holders of our subordinated debt securities, will be set forth in the applicable prospectus supplement.

Senior Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the senior indenture and our senior debt securities that we may offer under this prospectus. This summary is not complete. The senior indenture has been filed as an exhibit to this registration statement, and you should read the senior indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the senior indenture so that you can easily locate the summarized provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the senior indenture.

General

The terms of each series of senior debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. We can issue an unlimited amount of senior debt securities under the senior indenture, which may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in any applicable prospectus supplement (including any pricing supplement or term sheet) relating to any series of senior debt securities being offered, the aggregate principal amount and some or all of the following terms of such senior debt securities, if applicable:

•	the title of such senior debt securities;

•	any limit on the aggregate principal amount of such senior debt securities;

•	the purchase price for such senior debt securities and the denominations of such senior debt securities, if other than denominations of $1,000 or any integral multiple thereof;

•	if not the entire principal amount of such senior debt securities, the portion of the principal amount payable upon acceleration of the maturity of such senior debt securities;

•	the date or dates on which the principal and premium of such senior debt securities are payable;

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the interest rate or rates, which may be fixed or variable, that such senior debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates or how such dates will be determined, any record dates for these payments and the basis upon which interest will be calculated, if other than that of a 360-day year of twelve 30-day months;

•	any optional or mandatory redemption provisions and the price or prices at which, and terms and conditions upon which, such senior debt securities may or must be redeemed;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem such senior debt securities;

•	if other than U.S. dollars, the currency or currencies of such senior debt securities;

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whether the amount of payments of principal, premium or interest, if any, on such senior debt securities will be determined with reference to an index or formula or other method and how these amounts will be determined;

•	any trustee, authenticating agent, paying agent, transfer agent, service agent or registrar;

•	the applicability of the defeasance and discharge provisions of the senior indenture and any provisions in modification of, in addition to, or in lieu of, any of these provisions;

•	the terms of any collateral securing such senior debt securities;

•	any conversion or exchange features of such senior debt securities;

•	any changes or additions to the events of default or covenants contained in the senior indenture;

•	the terms of any guarantees by any of our subsidiaries;

•	the terms applicable to original issue discount securities, including the rate or rates at which original issue discount will accrue; and

•	any other specific terms of such senior debt securities not prohibited by the senior indenture.

Restrictive Covenants

We will set forth in any applicable prospectus supplement any restrictive covenants applicable to any issue of senior debt securities.

Events of Default

Unless otherwise specified in any applicable prospectus supplement, the following will be events of default with respect to any series of senior debt securities or related guarantees:

•	default for 30 days in the payment when due of interest on such senior debt securities;

•	default in the payment when due of the principal of or redemption price on such senior debt securities;

•	default in the performance of or breach of various covenants after applicable notice and/or grace periods;

•	a default on other indebtedness, under certain circumstances;

•	various events of bankruptcy or insolvency with respect to us, any guarantor or any significant subsidiary; and

•	if applicable, if a subsidiary guarantee is found to be invalid or unenforceable, ceases for any reason to be in full force or effect or is denied or disaffirmed by the applicable guarantor.

Any applicable prospectus supplement will describe any additional events of default.

If an event of default occurs with respect to senior debt securities of a series then outstanding and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities of that series then outstanding, by a notice in writing to us (and to the trustee if given by the holders), may, and the trustee at the request of such holders will, declare the principal amount (or, if any senior debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of, premium, if any, and accrued and unpaid interest to the date of acceleration on all of the senior debt securities of that series to be due and payable immediately. No such notice would be required for an event of default that is a bankruptcy or insolvency event. A declaration of default under the senior indenture or under other payment obligations could give rise to cross-defaults and acceleration with respect to any senior debt securities or such other payment obligations.

At any time after a declaration of acceleration with respect to senior debt securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the senior indenture, the holders of a majority in aggregate principal amount of the senior debt securities of that series (or of all series, as the case may be) then outstanding, by written notice to us and the trustee, may rescind such declaration and its consequences under the circumstances specified in the senior indenture.

Subject to the provisions of the senior indenture relating to the duties of the trustee, in the case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of the senior debt securities, unless such holders will have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the senior debt securities of any series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to that series.

Except to enforce the right to receive payment of the principal amount (or, in the case of original issue discount securities, the portion thereby specified in the terms of that series) of, premium, if any, and accrued and unpaid interest on a debt security of any series when due, no holder of any senior debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the senior indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

•	the holder has previously given written notice to the trustee of a continuing event of default with respect to the senior debt securities of that series;

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the holders of at least 25% in aggregate principal amount of the senior debt securities of that series then outstanding have made written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under the senior indenture;

•	such holder or holders have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the senior debt securities of that series then outstanding.

However, no holder of any senior debt securities has the right under the senior indenture to affect, disturb or prejudice the rights of any other holders of senior debt securities of the same series, to obtain or seek to obtain priority or preference over any other of such holders or to enforce any right under the senior indenture, except in the manner as may be provided in the senior indenture and for the equal and ratable benefit of all holders of senior debt securities of the same series.

Every year we will be required to deliver to the trustee a certificate as to our performance of our obligations under the senior indenture and any defaults.

Modification and Waiver

The senior indenture provides that we and the trustee may amend or supplement the senior indenture or any senior debt securities without notice to, or the consent of, any holder for clarification, corrections and legal compliance purposes, including as follows:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated senior debt securities in addition to, or in place of, certificated senior debt securities;

•	to provide for the issuance of additional senior debt securities in accordance with the limitations set forth in the senior indenture;

•	to make any change that does not adversely affect the interests thereunder of any holder in any material respect;

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to qualify the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or to comply with the requirements of the SEC in order to maintain the qualification of the senior indenture under the Trust Indenture Act;

•	to provide for the assumption by a successor of our or any our subsidiary guarantor’s obligations under the senior indenture as permitted thereunder;

•	to add subsidiary guarantees with respect to any series of senior debt securities or release guarantors as provided by the terms of the senior indenture;

•	to add to our covenants;

•	to add any additional events of default;

•	to secure any senior debt securities;

•	to establish the form or terms of senior debt securities; or

•	to evidence the appointment of a successor or separate trustee under the senior indenture.

The senior indenture provides that we and the trustee may make modifications and amendments to the senior indenture and waive past defaults with the consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series affected; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

•	reduce the rate of or extend the time of payment for interest on any debt security;

•	reduce the principal amount or change the stated maturity of any debt security;

•	reduce the redemption price of any debt security or add redemption provisions to any debt security;

•	make any debt security payable in money other than that stated in the senior indenture or the debt security;

•	impair the right to receive, and to institute suit for the enforcement of, any payment of any debt security;

•

make any debt security payable in money other than that stated in the senior indenture or the debt security or, other than in accordance with the terms of the senior indenture, eliminate any existing subsidiary guarantee of any debt security;

•	reduce the stated percentage of outstanding senior debt securities, the consent of whose holders is necessary to modify, supplement or amend the senior indenture or waive a past default; or

•	make any change to the amendment and waiver provisions of the senior indenture.

Any applicable prospectus supplement may describe other provisions with respect to amendments or supplements to the senior indenture in respect of one or more series of senior debt securities.

Defeasance

The following provisions will be applicable to each series of senior debt securities unless we state in any applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

The senior indenture provides that we will be deemed to have paid, and will be discharged from, any and all obligations in respect of any issued series of senior debt securities and the provisions of the senior indenture, or will be released from our obligations to comply with certain covenants relating to those senior debt securities, as described in the applicable prospectus supplement, if, among other things:

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we have irrevocably deposited with the trustee, in trust, money and/or U.S. government obligations for the payment of principal of and interest on the series of senior debt securities to the stated maturity or redemption date, as the case may be;

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we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due on the deposited U.S. government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the senior debt securities of such series to the stated maturity or redemption date, as the case may be;

•

no default or event of default with respect to that series of senior debt securities will have occurred and be continuing on the date of such deposit and such deposit does not constitute a default under any other agreement binding on us;

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we deliver to the trustee either (i) an opinion of counsel to the effect that holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of the covenant defeasance or (ii) an opinion of counsel based on a ruling directed to the trustee received from the U.S. Internal Revenue Service or based on a change of law to the same effect as the aforementioned opinion of counsel in the case of our exercise of legal defeasance; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance have been complied with.

In the event we exercise our option to omit compliance with certain covenants and provisions of the senior indenture with respect to a series of senior debt securities and any senior debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on any senior debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on any senior debt securities at the time of the acceleration resulting from such event of default; however, we will remain liable for such payments.

We cannot defease our obligations to, among other things, register the transfer or exchange of our senior debt securities, replace our senior debt securities that have been stolen, lost or mutilated, maintain paying agencies or hold funds for payment in trust.

Guarantees

Any senior debt securities of any series that we issue and our obligations under the senior indenture may be guaranteed by one or more of our U.S. subsidiaries. In the event we issue a series of guaranteed senior debt securities, the specific guarantors of the senior debt securities of that series will be identified in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement relating to a series of guaranteed senior debt securities, each guarantor of the senior debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium and interest, if any, on, and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the senior indenture with respect to the senior debt securities of such series, all in accordance with the terms of such senior debt securities and the senior indenture.

Notwithstanding the foregoing, unless otherwise provided in the applicable prospectus supplement relating to a series of guaranteed senior debt securities, the senior indenture contains provisions to the effect that the obligations of each guarantor under its guarantee and the senior indenture are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantee and the senior indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the senior debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor. Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any senior debt securities, the holders of that guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any senior debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in any applicable prospectus supplement, the senior indenture does not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.

Governing Law

Any senior debt securities will be, and the senior indenture is, governed by the laws of the state of New York without regard to conflicts of laws principles thereof.

Global Securities

We may issue senior debt securities as registered securities in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in any applicable prospectus supplement, The Depository Trust Company, New York, New York (“DTC”) will be the depositary for all senior debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than DTC or its nominee, unless special termination situations arise. As a result of these arrangements, DTC, or its nominee, will be the sole registered owner and holder of all senior debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with DTC or with another institution that has an account with DTC. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of DTC, as well as general laws relating to securities transfers. DTC will be considered the holder of any senior debt securities represented by the global security.

If senior debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause any senior debt securities to be registered its name, and cannot obtain certificates for its interest in any senior debt securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to its own bank or broker for payments on any senior debt securities and protection of its legal rights relating to any senior debt securities;

•

an investor may not be able to pledge its interest in a global security in circumstances where certificates representing any senior debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

DTC’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise DTC in any way;

•

DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. The investor’s bank may also require the investor to use immediately available funds when purchasing or selling interests in a global security; and

•

financial institutions that participate in DTC’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Generally, a global security will be terminated and interests in it will be exchanged for certificates in non-global form, referred to as certificated securities, only in the following instances:

•

if DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in either event, we do not appoint another institution to act as depositary within 90 days;

•	if we execute and deliver to the trustee an officers’ certificate to the effect that a global security is exchangeable for a certificated security; or

•

if an event of default (discussed above under the caption “—Events of Default”) has occurred with regard to any senior debt securities represented by that global security and has not been cured or waived, and the owner of beneficial interests in the global security requests that certificated securities be delivered.

Any applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of senior debt securities covered by such prospectus supplement. If a global security is terminated, only the depositary, and neither we nor the applicable trustee, is responsible for deciding the names of the institutions in whose names any senior debt securities represented by the global security will be registered and, therefore, who will be the holders of those senior debt securities.

Payment and Paying Agent

Unless specified otherwise in any applicable prospectus supplement, in the event certificated registered senior debt securities are issued, the holders of certificated registered senior debt securities will be able to receive payments of principal and interest on their senior debt securities at the office of the paying agent. All payments of interest may be received at the offices of such paying agent upon presentation of certificated senior debt securities, and all payments of principal may be received at such offices upon surrender of any senior debt securities. We also have the option of mailing checks or making wire transfers to the registered holders of any senior debt securities. Unless otherwise specified in any applicable prospectus supplement, we will maintain a paying agent in the City of New York at all times for any series of senior debt securities for which payments are to be made, if and so long as such senior debt securities remain outstanding.

DESCRIPTION OF CAPITAL STOCK

The following description of the general terms and provisions of the shares of our common stock, par value $0.0001 per share (“common stock”), is only a summary and is qualified in its entirety by reference to our Restated Certificate of Incorporation (our “Charter”), our Amended and Restated Bylaws (our “Bylaws”) and applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). As of August 21, 2023, there were 59,470,261 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders of the company. An election of directors by our stockholders shall be determined by a majority of the votes cast by the stockholders entitled to vote on the election, provided that if the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the shares represented and entitled to vote. Stockholders are entitled to any dividends that may be declared by our board of directors. Holders of common stock do not have cumulative voting rights.

Upon our dissolution, liquidation or winding up, holders of common stock are entitled to share ratably in our net assets after payment or provision for all liabilities and preferential liquidation rights of preferred stock then outstanding. Holders of common stock have no preemptive rights to purchase shares of common stock. The issued and outstanding shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any other shares of our capital stock. The rights, preferences and privileges of holders of common stock are subject to those of the holders of any shares of preferred stock that we may issue in the future.

Preferred Stock

Shares of preferred stock may be issued without the approval of the holders of common stock in one or more series, from time to time. The Board of Directors is expressly authorized to establish the number of shares to be included in each such series and to fix the designations, preferences and relative, participating, options or other special rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

Holders of preferred stock may be entitled to receive dividends (other than dividends of common stock) before any dividends are payable to holders of common stock. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for our common stock.

Stock Exchange Listing

Our common stock is traded on the New York Stock Exchange under the symbol “AAP.”

Certain Provisions of Our Charter and Bylaws

Authorized but Unissued Stock.  Our Charter authorizes the issuance of a significant number of shares of common stock and preferred stock. The existence of authorized but unissued shares of capital stock could render more difficult or discourage an attempt to obtain control of us by means of a tender offer, takeover attempt or otherwise. Additionally, preferred stock could be issued by our board of directors to increase the number of outstanding shares or otherwise make a takeover or change in control more difficult and expensive.

Potential Anti-Takeover Effects of Our Charter and Bylaws and Under Delaware Law

Our Charter and Bylaws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our board of directors. These provisions and the DGCL could delay or prevent entirely a merger or acquisition that our stockholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price.

Advance Notice of Proposals and Nominations and Proxy Access.  Our Bylaws provide that stockholders must provide timely written notice to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders.

Generally, the advance notice provisions require that stockholder proposals be provided to us between 120 and 150 days before the anniversary of our last annual meeting and director nominations be provided to us between 120 and 150 days before the anniversary of the mailing of our proxy statement for our last annual meeting in order to be properly brought before a stockholder meeting. Our Bylaws also specify the form and content of a stockholder’s notice. Our Bylaws generally provide a stockholder or group of stockholders holding three percent or more of the outstanding common stock for three years to nominate candidates for up to 20% of the board of directors.

Special Meetings and Written Consent.  A special meeting of the stockholders may only be called by our board of directors, the Chairman of our board of directors, the Chief Executive Officer or stockholders following receipt by the Secretary of the Corporation of a written request for a special meeting from record holders owning at least ten percent in the aggregate of the outstanding common stock. Stockholders are not permitted under our Charter or Bylaws to act by written consent in lieu of a meeting.

Section 203 of the DGCL.  We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•

prior to the time the stockholder became an interested stockholder, the corporation’s board of directors approved either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, among other things and in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three-year period.

DESCRIPTION OF OTHER SECURITIES

We will set forth, in the applicable prospectus supplement, a description of any warrants, depositary shares, convertible or exchangeable securities, stock purchase contracts, or units that may be offered pursuant to this prospectus.

SELLING SECURITY HOLDERS

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder prior to and after the completion of an offering that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us or any of our affiliates during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	to holders of other securities in exchanges in connection with acquisitions; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Hogan Lovells US LLP will pass upon certain legal matters relating to the registration of the securities registered hereby. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, of Advance Auto Parts, Inc. as of December 31, 2022 and January 1, 2022, and for each of the three years in the period ended December 31, 2022 incorporated by reference in this prospectus, and the effectiveness of Advance Auto Parts, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available free of charge through our website at www.AdvanceAutoParts.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC or from the SEC’s website at www.sec.gov. The information on or accessed through our website is not incorporated by reference into and is not made a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information from the date of the filing of such document. Except to the extent information is furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and not filed with the SEC or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed on April 7, 2023 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended April 22, 2023, filed with the SEC on June 6, 2023, and July 15, 2023, filed with the SEC on August 23, 2023; and

•

our Current Reports on Form  8-K, filed with the SEC on February 28, 2023 (solely with respect to the information filed pursuant to Item 5.02), March  7, 2023, March  9, 2023, April  13, 2023, May 31, 2023 (solely with respect to the information filed pursuant to Item  5.07), August  14, 2023 and August 23, 2023 (solely with respect to the information filed pursuant to Item 5.02).

All other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering made pursuant to this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this registration statement from the date of the filing of such documents.

You may request a copy of the documents we incorporate by reference at no cost by writing or telephoning us at the following address or through contacting the SEC or accessing its website as described under “Where You Can Find More Information” above.

Advance Auto Parts, Inc.

4200 Six Forks Road

Raleigh, North Carolina 27609

(540) 362-4911

Attention: Corporate Secretary

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the co-registrants in connection with the issuance and distribution of the securities being registered:

Expense	Estimated Amount
SEC Registration Fee	*
Printing and Engraving Fees	**
Transfer Agent, Trustee, Warrant Agent and Depositary Fees and Expenses	**
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Blue Sky Fees and Expenses	**
Rating Agency Fees and Expenses	**
Miscellaneous	**

Total	**

*	Deferred in reliance upon Rule 456(b) and Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Delaware

Advance Auto Parts, Inc.

Section 102(b)(7) of the DGCL enables a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of the fiduciary duty as a director or officer, except, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), (iv) for any transaction from which a director or officer derived an improper personal benefit; or (v) for any officer in any action by or in the right of the corporation.

In accordance with Section 102(b)(7) of the DGCL, our Charter includes provisions eliminating, to the fullest extent permitted by the DGCL, the liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duties as directors.

Section 145 of the DGCL provides that a corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director or officer of such corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) actually and reasonably incurred by the person in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. To the extent a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses, which such officer or director actually and reasonably incurred.

Section 145 of the DGCL also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

Section 5.01 of our Bylaws provides that we will indemnify our officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by the DGCL.

Section 5.02 of our Bylaws provides that we may purchase and maintain insurance on behalf of any person who is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense asserted against or incurred by such person in or arising from that capacity, or arising out of his or her status as such, whether or not we would otherwise have the power or the obligation to indemnify the person against such liability or expense.

Section 5.03 of our Bylaws provides that we will pay the expenses (including attorneys’ fees and expenses) incurred by a director or officer, or former director or officer, in defending, investigating, preparing to defend or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against such director or officer, whether civil or criminal, in advance of the final disposition of such action, suit, proceeding or claim if we receive a request therefore and an undertaking by or on behalf of such director or officer to repay such amounts if it ultimately is determined that he or she is not entitled to indemnification by us.

In addition, we have entered into customary indemnity agreements with each of our directors.

Virginia

Advance Stores Company, Incorporated

Article 10 of the Virginia Stock Corporation Act (the “VSCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he conducted himself in good faith and he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests, in all other cases, that his conduct was at least not opposed to the corporation’s best interests, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the VSCA, a director’s conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the above requirements. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described.

In addition, under the VSCA, unless ordered by a court pursuant to the VSCA, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard, or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Unless limited by a corporation’s articles of incorporation, the VSCA states that a corporation will indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The VSCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation, or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, regardless of whether the corporation would have power to indemnify or advance expenses to the individual against the same liability.

Article 5(C) of the Articles of Incorporation of Advance Stores Company, Incorporated (“Advance Stores”), as amended, provides that Advance Stores may indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a stockholder in the right of Advance Stores or brought by or on behalf of stockholders of Advance Stores, by reason of the fact that he is or was a director or officer of Advance Stores, or (ii) any director or officer who is or was serving at the request of Advance Stores as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at Advance Stores’ request if his duties to Advance Stores also impose duties on, or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

Article 5(I) of the Articles of Incorporation of Advance Stores provides that Advance Stores may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with such Article and may also procure insurance in such amounts as the board of directors of Advance Stores may determine on behalf of any person who is or was a director, officer, employee, consultant, representative or agent of Advance Stores, or is or was serving at the request of Advance Stores as a director, officer, employee, consultant, representative or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not Advance Stores would have power to indemnify him against such liability under the provisions of such Article.

Article 5(B) of the Articles of Incorporation of Advance Stores provides that no director or officer of Advance Stores will be liable to Advance Stores or its stockholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of such Article, except that such Article will not exclude liability resulting from such person’s having engaged-in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Item 16. Exhibits.

Exhibit	Description

1.1*	Form of Underwriting Agreement.

4.1	Indenture, dated as of April 29, 2010, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as Trustee.

4.2	Second Supplemental Indenture, dated as of May 27, 2011, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as Trustee.

4.3	Fourth Supplemental Indenture, dated as of December 21, 2012, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as Trustee.

Exhibit	Description

4.4	Fifth Supplemental Indenture, dated as of April 19, 2013, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as Trustee.

4.5	Seventh Supplemental Indenture, dated as of February 28, 2014, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as Trustee.

4.6	Indenture, dated as of April 16, 2020 by and among Advance Auto Parts, Inc., each of the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.7	Eighth Supplemental Indenture, dated as of September 29, 2020, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as Trustee.

4.8	Ninth Supplemental Indenture, dated as of March 4, 2022, among Advance Auto Parts, Inc., Advance Stores Company, Incorporated and Computershare Trust Company, N.A. (as successor to Wells Fargo, National Association), as Trustee.

4.9	Tenth Supplemental Indenture, dated as of March 9, 2023, among Advance Auto Parts, Inc., Advance Stores Company, Incorporated and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as Trustee.

4.10*	Form of Senior Debt Security.

4.11*	Form of Subordinated Indenture, among Advance Auto Parts, Inc., the subsidiary guarantors party thereto and a trustee to be named later.

4.12*	Form of Subordinated Debt Security.

4.13*	Form of Deposit Agreement for Depositary Shares.

4.14*	Form of Warrant Agreement (including form of Warrant).

4.15*	Form of Unit Agreement (including form of Unit Certificate).

5.1**	Opinion of Hogan Lovells US LLP.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (incorporated by reference to the signature pages hereto).

25.1**	Form T-1 Statement of Eligibility of Trustee.

25.2*	Form T-1 Statement of Eligibility of Trustee to be named later under the Subordinated Indenture.

107**	Filing Fee Table

*	To be filed by amendment or incorporated by reference in connection with the offering of a class of securities.
**	Filed herewith.

Item 17. Undertakings.

Each of the undersigned registrants hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)

That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on August 25, 2023.

ADVANCE AUTO PARTS, INC.

By:	/s/ Thomas R. Greco
Name: Thomas R. Greco
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Amanda L. Keister as his or her true and lawful attorney-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas R. Greco Thomas R. Greco	President, Chief Executive Officer and Director (Principal Executive Officer)	August 25, 2023

/s/ Anthony A. Iskander Anthony A. Iskander	Interim Chief Financial Officer, Senior Vice President, Finance and Treasurer (Principal Financial Officer)	August 25, 2023

/s/ William J. Pellicciotti Jr. William J. Pellicciotti Jr.	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 25, 2023

/s/ Eugene I. Lee, Jr. Eugene I. Lee, Jr.	Interim Executive Chairman and Director	August 25, 2023

/s/ Carla J. Bailo Carla J. Bailo	Director	August 25, 2023

/s/ John F. Ferraro John F. Ferraro	Director	August 25, 2023

Signature	Title	Date

/s/ Joan M. Hilson Joan M. Hilson	Director	August 25, 2023

/s/ Jeffrey J. Jones II Jeffrey J. Jones II	Director	August 25, 2023

/s/ Douglas A. Pertz Douglas A. Pertz	Director	August 25, 2023

/s/ Sherice R. Torres Sherice R. Torres	Director	August 25, 2023

/s/ Arthur L. Valdez Jr. Arthur L. Valdez Jr.	Director	August 25, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Virginia, on August 25, 2023.

ADVANCE STORES COMPANY, INCORPORATED

By:	/s/ Thomas R. Greco
Name: Thomas R. Greco
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Amanda L. Keister as his or her true and lawful attorney-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas R. Greco Thomas R. Greco	President, Chief Executive Officer and Director	August 25, 2023

/s/ Anthony A. Iskander Anthony A. Iskander	Interim Chief Financial Officer, Senior Vice President	August 25, 2023

/s/ Tammy M. Finley Tammy M. Finley	Executive Vice President, General Counsel, Corporate Secretary and Director	August 25, 2023